                                                                     EXHIBIT 2.1

                         BUSINESS COMBINATION AGREEMENT

         THIS BUSINESS COMBINATION AGREEMENT dated as of September 5th, 2003 (this "AGREEMENT") is entered into by and among Rainbow Technologies, Inc., a corporation organized under the laws of Delaware ("PARENT"), RTI Acquisition Corp., a corporation incorporated under the Business Corporations Act (Ontario) ("MERGER SUB"), and Chrysalis-ITS Incorporated, a corporation incorporated under the Business Corporations Act (Ontario) ("COMPANY") and Capital Alliance Ventures Inc. ("SHAREHOLDERS' REPRESENTATIVE").

                                    RECITALS:

         A. The boards of directors of each of Parent, Merger Sub and the Company (i) have determined that it is fair, advisable and in the best interests of Parent, Merger Sub and the Company, respectively, and their respective stockholders, to enter into a business combination whereby Merger Sub and the Company will amalgamate upon the terms and subject to the conditions set forth herein (the "TRANSACTION"), and (ii) have approved and adopted this Agreement, the Transaction and the other transactions contemplated hereby;

         B. The shareholders of the Company have approved the Transaction by Special Resolution at a special meeting of the Company's shareholders duly called in accordance and in compliance with the provisions of the Business Corporations Act (Ontario), the Company's constating documents and any agreement between the Company's shareholders (the "COMPANY MEETING");

         C. In connection with the Transaction, a portion of the redemption consideration of the Amalco Redeemable Shares shall be placed in escrow, the release of which shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement;

         D. Shareholders' Representative has agreed to act as the representative of the shareholders of the Company; and

         E. Certain capitalized terms used in this Agreement are defined in Section 7.2 of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 THE TRANSACTION

         SECTION 1.1       SUBSCRIPTION.

         Upon the terms and subject to the conditions set forth herein, Parent hereby acknowledges that it has subscribed for 100 Merger Sub Shares for an aggregate consideration of US$20,000,000 (the "SUBSCRIPTION CONSIDERATION").

         SECTION 1.2       AMALGAMATION.

         Upon the terms and subject to the conditions set forth herein and in the Amalgamation Agreement attached hereto as Exhibit A, Parent, Merger Sub and the Company agree that the Company and Merger Sub shall amalgamate on the Closing Date pursuant to Sections 174, 175 and 176 and related provisions of the BCA to form Amalco and shall continue as one corporation under the BCA, with the effect described below unless and until otherwise determined in the manner required by law or by Amalco, its directors or shareholders, and the following provisions shall apply:

                  (1)      NAME. The name of Amalco shall be Rainbow-Chrysalis
Inc.;

                  (2) REGISTERED OFFICE. The registered office of Amalco shall be located in the City of Ottawa in the Province of Ontario. The address of the registered office of Amalco shall be One Chrysalis Way, Ottawa, Ontario K2G 6PU.

                  (3) BUSINESS AND POWERS. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

                  (4) AUTHORIZED SHARE CAPITAL. Amalco shall be authorized to issue an unlimited number of common shares (the "AMALCO COMMON Shares"), and an unlimited number of redeemable preferred shares ("AMALCO REDEEMABLE SHARES"), all such shares having the rights, privileges, restrictions and conditions set forth in Schedule A to Exhibit A.

                  (5)      SHARE CANCELLATION. On the Closing:

                           (a)      Each Merger Sub Share issued and outstanding
on the Closing Date will be cancelled and extinguished and will be automatically converted into an Amalco Common Share on the basis of 1 Amalco Common Share for each Merger Sub Share;

                           (b)      Each Company Common Share issued and
outstanding on the Closing Date will be cancelled and extinguished and, except for Company Common Shares which are held by Dissenting Shareholders, will be automatically converted into an Amalco Redeemable Share on the basis of 0.198488 Amalco Redeemable Shares for each Company Common Share;

                           (c)      Each Company Class A Preferred issued and
outstanding on the Closing Date will be cancelled and extinguished and, except for Company Class A Preferreds which are held by Dissenting Shareholders, will be automatically converted into an Amalco Redeemable Share on the basis of
0.57982 Amalco Redeemable Shares for each Company Class A Preferred;

                           (d)      Each Company Class B Preferred issued and
outstanding on the Closing Date will be cancelled and extinguished and, except for Company Class B Preferreds which are held by Dissenting Shareholders, will be automatically converted into an Amalco Redeemable Share on the basis of
3.10145 Amalco Redeemable Shares for each Company Class B Preferred;

                           (e)      No fraction of an Amalco Redeemable Share
will be issued upon conversion of Company Shares pursuant to the Transaction, but in lieu thereof, each holder of Company Shares who would otherwise be entitled to a fraction of an Amalco Redeemable Share (after aggregating all fractional shares of Amalco Redeemable Shares to be received by such holder) shall be entitled to receive from Amalco an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction and the Redemption Consideration applicable to such Amalco Redeemable Share under Section 1.7;

                           (f)      On the Closing Date, the stated capital to
be added to each class of securities of Amalco shall be as follows: (i) the Canadian dollar equivalent (determined as of the Closing Date) of an amount equal to the Amalco Redeemable Share Redemption Price multiplied by the number of Amalco Redeemable Shares issued on the amalgamation, in respect of the Amalco Redeemable Shares (the "REDEEMABLE SHARE AMOUNT") and (ii) Canadian dollar equivalent (determined as of the Closing Date) of US$20,000,000 in the aggregate, in respect of the Amalco Common Shares.

                           (g)      The foregoing conversion ratios are subject
to appropriate adjustment (such that the aggregate amount payable by Amalco pursuant to Section 1.7(1)(a) shall not be greater than US$18,800,000) if any holder of Company Options exercises an Option prior to the Closing Date.

                  (6) SHARE TRANSFER RESTRICTIONS. The transfer of shares in the capital of Amalco shall be restricted in that no share shall be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares to which are attached 100% of the voting rights attaching to all shares for the time being outstanding and entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders;

                  (7) NUMBER OF DIRECTORS. The number of directors of Amalco shall not be less than 1 and not more than 10;

                  (8) INITIAL DIRECTORS. A majority of the directors of Amalco shall be resident Canadians. Where Amalco has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian. The initial directors of Amalco shall be:

------------------------------------------------------------------------------
       NAME                  ADDRESS FOR SERVICE            CANADIAN RESIDENT
------------------------------------------------------------------------------
David Longbottom          128 Fourth Avenue                      Yes
                          Ottawa, ON, K1S 2L4
                          Canada
------------------------------------------------------------------------------
Antonio J. Sanchez        9426 Residencia                        No
                          Newport Beach, California,
                          U.S.A. 92660
------------------------------------------------------------------------------
Shawn D. Abbott           305 Pinnacle Ridge Place               Yes
                          Calgary, Alberta
                          Canada T3E 6W3
------------------------------------------------------------------------------

                  (9) BYLAWS. The by laws of Amalco shall be those of Merger Sub, which may be examined at One Chrysalis Way, Ottawa, Ontario K2G 6PU.

         SECTION 1.3       CERTIFICATES AND SETTLEMENT PROCEDURES.

                  (1) Other than as set forth in Section 1.3(3) of this Agreement, no certificates will be issued in respect of Amalco Redeemable Shares on or after the Closing Date and, in the interim, certificates representing Company Shares shall be deemed to entitle the holders thereof to: (i) that number of Amalco Redeemable Shares as set out in Section 1.2 of this Agreement;
(ii) the Redemption Consideration per share payable to such holder pursuant and subject to Section 1.7 of this Agreement; (iii) any dividends or other distributions (including any portion of the Redemption Consideration) declared or made after the Closing Date with respect to Amalco Redeemable Shares; and
(iv) any entitlements of the holder thereof to cash in lieu of any fractional Amalco Redeemable Shares, pursuant to Section 1.2(5)(e) of this Agreement.

                  (2) Subject to applicable law, Amalco shall as of 4:30 p.m. (Ottawa time) (the "TIME OF REDEMPTION") on the effective date of the amalgamation forming Amalco (the "REDEMPTION DATE") redeem all of the Amalco Redeemable Shares, by payment to the registered holders thereof of the amounts set out in, and in accordance with, the provisions of the Amalco Redeemable Shares. Except as provided in the provisions of the Amalco Redeemable Shares, no notice or other act or formality on the part of Amalco shall be required to redeem the Amalco Redeemable Shares. Subject to Section 1.8 of this Agreement, on or after the Time of Redemption, within two Business Days of the presentation and surrender of the certificates representing Company Shares which were converted into Amalco Redeemable Shares on the formation of Amalco by way of amalgamation, Amalco shall pay or cause to be paid to the registered holders of Amalco Redeemable Shares, without interest: (i) the Amalco Cash Payment pursuant to Section 1.7(1)(a)(i) of this Agreement; (ii) any dividends or other distributions (including any portion of the Redemption Consideration) declared or made after the Closing Date with respect to Amalco Redeemable Shares; and
(iii) any entitlements of the holder thereof to cash in lieu of any fractional Amalco Redeemable Shares, pursuant to Section 1.2(5)(e) of this Agreement. From and after the Time of Redemption, the holders of Amalco Redeemable Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof. Amalco shall have the right at any time after the Time of Redemption to deposit the Amalco Cash Payment payable in respect of the Amalco Redeemable Shares, or such of the Amalco Redeemable Shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof to Amalco for redemption in accordance with the provisions of the Amalco Redeemable Shares, to a segregated account (the "Segregated Account") in any chartered bank or any trust company in Canada, in trust for the benefit of the registered shareholders of the Company as at the Closing Date, to be paid without interest to or to the order of of such registered shareholders upon presentation and surrender to Amalco of the certificates representing the same, and subject to Section 1.8 of this Agreement, upon such deposit being made the Amalco Cash Payment per share deposited shall be paid in respect of the Amalco Redeemable Shares so deposited and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the Amalco Cash Payment in respect of the Amalco Redeemable Shares so deposited against presentation and surrender of the said certificates held by them respectively. The Segregated Account may be an interest bearing account and any interest earned on the amounts deposited in the Segregated Account shall belong to Amalco.

                  (3) In the event any certificate which immediately prior to the Closing Date represented one or more outstanding Company Shares shall have been lost, stolen or destroyed, upon making an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and upon providing an indemnity in a form satisfactory to Company, Company shall issue in exchange for such certificate lost, stolen or destroyed certificate, one or more certificates representing one or more of the applicable Company Shares, which Company Shares shall have the rights and entitlements set forth in Section 1.3(1) of this Agreement. In the event any certificate which after to the Closing Date represented one or more outstanding Company Shares shall have been lost, stolen or destroyed, upon making an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and upon providing an indemnity in a form satisfactory to Amalco, Amalco shall issue in exchange for such certificate lost, stolen or destroyed certificate, one or more certificates representing one or more of the applicable Amalco Redeemable Shares. When authorizing any dividend or distribution in respect of such exchanged lost, stolen, or destroyed certificate, the Person to whom such certificates representing Amalco Redeemable Shares are to be issued shall, as condition precedent to the issuance thereof, indemnify Amalco in a manner satisfactory to Amalco, against any claim that may be made against Amalco, with respect to the certificate alleged to have been lost, stolen, or destroyed.

                  (4) Any certificate which immediately prior to the Closing Date represented outstanding Company Shares (other than Company Shares held by Dissenting Shareholders) that is not deposited with all other instruments required by Section 1.3(2) on or prior to the date that is the first anniversary of the Closing Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Amalco. On such date, the Amalco shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Amalco, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. Amalco shall not be liable to any Person in respect of any Amalco Redeemable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At any time after the date that is the first anniversary of the Closing Date, Amalco may transfer any amounts in the Segregated Account (including any interest) to any other account of Amalco with a chartered bank or trust company in Canada, including any general or operational account of Amalco, and upon any such transfer the trust created pursuant to Section 1.3(2) for the benefit of the registered shareholders of the Company as at the Closing Date shall cease and terminate.

         SECTION 1.4       DISSENT RIGHTS.

         The holders of Company Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the BCA (the "DISSENT RIGHTS") in connection with the Transaction. Company Shares which are held by holders who duly exercise such rights of dissent (the "DISSENTING SHAREHOLDERS") shall not be deemed to have been exchanged for Amalco Redeemable Shares. However, if a Dissenting Shareholder fails to perfect or effectively withdraws his, her or its dissent under Section 185 of the BCA or if his, her or its rights as a shareholder of the Company are otherwise reinstated, such Dissenting Shareholder's Company Shares shall thereupon be deemed to have been exchanged for Amalco Redeemable Shares as of the Closing as prescribed herein. For greater certainty, a Dissenting Shareholder will either:

                           (a)      cease to have any rights as a shareholder
other than the right to be paid the fair value of such holder's Company Shares pursuant to Section 185 of the BCA except in certain circumstances, including where:

                                    (i)      such Dissenting Shareholder
withdraws the notice of dissent before the Company makes an offer to such Dissenting Shareholder pursuant to Section 185(15) of the BCA;

                                    (ii)     the Company fails to make an offer
in accordance with Section 185(15) of the BCA and such Dissenting Shareholder withdraws the notice of dissent; or

                           (b)      if they are ultimately determined not to be
entitled, for any reason, to be paid fair value for their Company Shares, or in circumstances where Section 1.4(a) (i) or (ii) is applicable, be deemed to have participated in the Transaction on the same basis as a non dissenting holder of Company Shares and shall receive Amalco Redeemable Shares on the basis determined in accordance with Section 1.2(5);

but in no case shall the Company, Amalco or any other Person be required to recognize such Dissenting Shareholders as holders of Amalco Redeemable Shares after the Closing Date, and the names of such Dissenting Shareholders shall be deleted from the registers of holders of Company Shares or Amalco Redeemable Shares at the Closing Date.

         SECTION 1.5       CLOSING.

         The closing of the amalgamation transaction, including the filing of the articles of amalgamation of Amalco, forming part of the Transaction (the "CLOSING") shall take place after completion of the Company Meeting on or about the 5th day of September, 2003, should all of the holders of Company Class A Preferred and Company Class B Preferred waive the 45-day notice of the Transaction contemplated by the articles of incorporation of the Company, and on or about the 30th day of September, 2003, should any of such shareholders refuse or fail to waive such notice on or prior to the Company Meeting or on or about the 5th day of September, 2003 (the "CLOSING DATE") or such other date as the parties may mutually agree.

         SECTION 1.6       ESCROW FUND.

         At Closing, the Shareholders' Representative and Amalco shall enter into an escrow agreement (the "ESCROW AGREEMENT") with an escrow agent selected by Parent and reasonably acceptable to the Shareholders' Representative (the "ESCROW AGENT") substantially in the form of Exhibit B hereto. Pursuant to the terms of the Escrow Agreement, Amalco shall deposit US$1,000,000 of the Redemption Consideration ("ESCROW AMOUNT") into an escrow account, which account is to be managed by the Escrow Agent (the "ESCROW ACCOUNT"). An Escrow Amount in the Escrow Account is referred to herein as the "ESCROW FUND". In connection with such deposit of the Escrow Amount with the Escrow Agent and as of the Closing Date, each of the holders of Company Shares will be deemed to have received and deposited with the Escrow Agent each such holder's relative pro rata interest in the Escrow Amount as determined as of the Closing by reference to the total amount of Redemption Consideration to which such holder is entitled as compared to the total amount of Redemption Consideration to which all holders are entitled. Distributions of any Escrow Amount from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement, shall be made in United States dollars and the Person receiving such distribution shall bear the risk of any fluctuation in the exchange rate of the United States dollar against the Canadian dollar during the period from the Closing Date to the date of such distribution.

         SECTION 1.7 REDEMPTION OF AMALCO REDEEMABLE SHARES AND PAYMENT OF EMPLOYEE BONUS PLAN AMOUNTS.

                  (1) Subject to Section 1.3, and Section 1.8 as of the Time of Redemption, Parent shall cause Amalco to redeem and cancel as of the Redemption Date the Amalco Redeemable Shares for the following aggregate redemption consideration (the "REDEMPTION CONSIDERATION") and upon the following terms and conditions:

                           (a)      (i) a cash payment in Canadian dollars in an
amount equal to US$1.00 (converted into Canadian dollars as of the Closing Date) per Amalco Redeemable Share, less the Escrow Amount per Share (the "AMALCO CASH PAYMENT") , and (ii) the right to receive a payment from the Escrow Fund, as set forth in subsection (b) below.

                           (b)      within 30 days from the one year anniversary
date of the Escrow Agreement, Amalco shall, subject to the terms of the Escrow Agreement, cause the Escrow Agent, to pay to the former holders of Amalco Redeemable Shares an aggregate consideration equal to the portion of the Escrow Amount (if any) then held by the Escrow Agent and payable to the former holders of Amalco Redeemable Shares in accordance with the terms of the Escrow Agreement, to be shared among such former holders pro rata based on their respective entitlement to the Escrow Amount as set forth in Section 1.6 above;

                  (2) Any portion of the Subscription Consideration that would have been allotted to a former holder of Company Shares who is a Dissenting Shareholder shall be kept by Amalco, and holders of Amalco Shares who are not Dissenting Shareholders shall have no right to such portion of the Subscription Consideration that does not form part of the Redemption Consideration.

                  (3) Amalco shall not, and Parent shall take all reasonable steps to ensure that Amalco shall not, take any step or approve any action that would cause Amalco to be restricted from redeeming the Amalco Redeemable Shares as set forth herein pursuant to the provisions of the BCA or in accordance with the articles of amalgamation of Amalco.

                  (4) Amalco shall not, prior to the Redemption Date, issue any shares in the capital of Amalco, or any other debt or equity securities of any kind, other than the Amalco Common Shares and the Amalco Redeemable Shares issued pursuant to Section 1.2(4) of this Agreement.

                  (5) Immediately prior to the Closing Date, the board of directors of the Company shall have declared and approved an employee bonus plan in the aggregate sum of US$1,200,000.00, with such amounts payable to the employees of the Company as shall be identified in a schedule to be provided to Merger Sub by the Company prior to the Closing Date (the "EMPLOYEE PLAN"). If such amounts have not been paid prior to the Closing Date, Amalco shall on the Closing Date pay to the employees of the Company those amounts to which they are entitled under the Employee Plan. The Company hereby confirms that the aggregate sum payable under the Employee Plan (including all employer and employee deductions, contributions and premiums required to be paid, deducted or withheld pursuant to the Employment Insurance Act (Canada), Canada Pension Plan Act, Employer Health Tax Act (Ontario), applicable workers' compensation legislation and any other applicable Laws, which shall be calculated immediately prior to Closing and set forth in the schedule setting forth each employee's entitlement under the Employee Plan) shall be US$1,200,000.00. At least 2 Business Days prior to Closing, the Company shall have provided Parent and Merger Sub with the schedule setting forth the allocation among the Company's employees of the amounts payable under the Employee Plan for the purposes of giving effect to this Section 1.7(5). On Closing, Amalco will make the required payments to employees, less applicable statutory deductions and employer contributions and premiums, in accordance with the Employee Plan and the schedule delivered to Parent and Merger Sub pursuant hereto.

         SECTION 1.8       TAX CLEARANCE CERTIFICATES.

                  (1) If (i) a signed declaration that the holder of an Amalco Redeemable Share is not a non-resident of Canada for purposes of the Tax Act, or (ii) a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Tax Act in respect of the redemption by Amalco of the Amalco Redeemable Shares, specifying a certificate limit in an amount which is not less than the portion of the Redemption Consideration that is otherwise payable to the holder of an Amalco Redeemable Share on the Redemption Date hereunder (the "PROPORTIONATE REDEMPTION CONSIDERATION") based on the assumption such holder will receive the maximum Escrow Amount per share is not delivered to Amalco at or before the Redemption Date, Amalco shall be entitled to withhold from any payment of a portion of the Proportionate Redemption Consideration payable on the Redemption Date, on the date which the Escrow Amount is due and payable, the amount that Amalco may be required to remit pursuant to subsection 116(5) of the Tax Act in connection with the payment of such Proportionate Redemption Consideration (the "WITHHELD AMOUNT"), which amount shall be retained by Amalco.

                  (2) If, prior to the 25th day after the end of the month in which the Redemption Date occurs, the holder of Amalco Redeemable Shares delivers to Amalco:

                           (a)      a signed declaration that such holder is not
a non-resident of Canada for the purposes of that Tax Act, Amalco shall promptly pay such shareholder the Withheld Amount,

                           (b)      a certificate issued by the Minister of
National Revenue under Subsection 116(2) of the Tax Act in respect of the redemption of such shares by Amalco, Amalco shall promptly pay such shareholder the lesser of (i) the Withheld Amount and (ii) the Withheld Amount less the amount, if any, by which the Proportionate Redemption Consideration exceeds the amount specified in such certificate as the certificate limit, multiplied by the percentage specified in subsection 116(5) of the Tax Act, or

                           (c)      a certificate by the Minister of National
Revenue under Subsection 116(4) of the Tax Act in respect of the redemption of the Amalco Redeemable Shares by Amalco,

Amalco shall promptly pay the Withheld Amount to the holder of such Amalco Redeemable Shares immediately preceding the Redemption Date (less any applicable withholding Tax).

                  (3) If Amalco has withheld the Withheld Amount and the relevant Amalco shareholder does not deliver to Amalco, prior to the 25th day after the end of the month in which the Redemption Date occurs:

                           (a)      a signed declaration that such shareholder
is not a non-resident of Canada for the purposes of the Tax Act,

                           (b)      a certificate issued by the Minister of
National Revenue under Subsection 116(2) of the Tax Act in respect of the redemption of the relevant Amalco shares by Amalco,

                           (c)      a letter from the Minister of National
Revenue, in a form satisfactory to Amalco, confirming to Amalco that the remittance of the Withheld Amount to the Receiver General of Canada can be delayed pending the issuance of a certificate issued under Subsection 116(2) of the Tax Act; or

                           (d)      a certificate issued by the Minister of
National Revenue under Subsection 116(4) of the Tax Act in respect of the redemption of the relevant Amalco shares by Amalco,

Amalco shall remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Tax Act (and the amount so remitted shall be credited to Amalco as payment on account of the Proportionate Redemption Consideration) and Amalco shall pay to the relevant Amalco shareholder any remaining portion of the Withheld Amount (less any applicable withholding Tax).

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "COMPANY DISCLOSURE SCHEDULE") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows and acknowledges and confirms that Parent and Merger Sub are relying upon such representations and warranties in entering into this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby:

         SECTION 2.1       ORGANIZATION AND QUALIFICATION.

         The Company is a company duly incorporated and organized, and validly existing under the laws of the Province of Ontario, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of the Company and its Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where each of the Company and its Subsidiary is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company or its Subsidiary owns, uses, or leases its Assets and Properties, or conducts business or has employees.

         The Company is not an "offering corporation" as that term is defined in the BCA and the Company is not a "closely-held issuer", "private company" or "reporting issuer" as those terms are defined in the Securities Act (Ontario).

         SECTION 2.2       AUTHORITY RELATIVE TO THIS AGREEMENT.

         The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company's board of directors and its shareholders have approved this Agreement. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action (including action by the board of directors and the shareholders of the Company), and no other action is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         The Company has convened a Company Meeting in accordance with and in compliance with all applicable laws, the constating documents of the Company and all agreements between the shareholders of the Company, and the Special Resolution has been approved in accordance with Section 5.1(c). The notice for the Company Meeting was prepared and delivered in compliance with the BCA, the Company's constating documents and all agreements between the shareholders of the Company and included (i) a summary of this Agreement; and (ii) a statement that a Dissenting Shareholder is entitled to be paid the fair value of the Company Shares in accordance with Section 185 of the BCA.

         SECTION 2.3       AUTHORIZED CAPITAL; STOCK OPTIONS.

                  (1) The authorized capital stock of the Company consists of (i) an unlimited number of Company Common Shares, of which 10,418,804 shares are issued and outstanding as of the date hereof, (ii) an unlimited number of Company Class A Preferred Shares, of which 5,512,047 are issued and outstanding as of the date hereof, and (iii) an unlimited number of Company Class B Preferred Shares, of which 4,364,406 shares are issued and outstanding as of the date hereof.

                  (2) All of the issued and outstanding shares of Company Shares are validly issued, fully paid and nonassessable, and have been issued in compliance with applicable Laws including laws relating to the issuance of securities. No shares of Company Shares are held in treasury or are authorized or reserved for issuance. Section 2.3 of the Company Disclosure Schedule lists the name and full address of residence of each registered holder of Company Shares. Each transfer of Company Shares registered in the share registers of the Company was effected in accordance with the constating documents of the Company and the Shareholders' Agreement.

                  (3) The Company has (i) terminated the existing stock option plan previously adopted by the Company (the "COMPANY OPTION PLAN"); (ii) caused the vesting and expiry time of such options (the "COMPANY OPTIONS") to acquire Company Shares granted under the Company Option Plan to accelerate in accordance with the terms and conditions of the Company Option Plan and has provided notice thereof to holders of Company Options, the whole at no cost to the Parent or Merger Sub; and (iii) all Company Options shall either have been exercised or terminated.

                  (4) Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no outstanding Company Options, Company Warrants or agreements, arrangements or understandings to which the Company or its Subsidiary is a party or to which it is bound (written or oral) to issue any Options and there are no preemptive rights, rights of first refusal, or other participation rights or agreements, arrangements or understandings to issue preemptive rights, rights of first refusal, or other participation rights with respect to the issuance or sale of Company Shares or securities of the Company's Subsidiary created by statute, the articles or Bylaws of the Company or its Subsidiary, or any agreement or other arrangement to which the Company or its Subsidiary is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company or its Subsidiary is a party (written or oral) pursuant to which the Company or its Subsidiary has the right to elect to satisfy any Liability by issuing Company Shares, securities of the Company's Subsidiary, or Equity Equivalents. With respect to each Company Option and Company Warrant, Section 2.3 of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All of the Company Options and Company Warrants were issued in compliance with all Laws including laws relating to the issuance of securities. True and complete copies of all agreements and instruments relating to or issued under the Company Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. Except as set forth in Section 2.3 of the Company Disclosure Schedule, the Company or its Subsidiary is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any persons which affects, restricts or relates to voting, giving of written consents, dividend rights, redemption rights or transferability of shares with respect to the Company Shares, including without limitation any voting trust agreement or proxy.

                  (5) The Company or its Subsidiary does not have any debt securities outstanding as of the date hereof.

         SECTION 2.4       SUBSIDIARY.

         Except for Chysalis ITS Corp., a Delaware corporation and wholly owned subsidiary of the Company, the Company has no Subsidiaries and does not otherwise hold any equity, membership, partnership, joint venture or other ownership interest (including, without limitation, an option or a right to an ownership interest) in any person.

         SECTION 2.5       DIRECTORS AND OFFICERS.

         The name of each director and officer of the Company and its Subsidiary on the date hereof, and his or her position with the Company, are listed in
Section 2.5 of the Company Disclosure Schedule.

         SECTION 2.6       NO CONFLICTS.

         The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                           (a)      conflict with or result in a violation or
breach of any of the terms, conditions or provisions of its articles or By-laws;

                           (b)      subject to obtaining the consents, approvals
and actions, making the filings and giving the notices disclosed in Section 2.6(b) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or its Subsidiary or any of its Assets and Properties, except for such consents, approvals, actions, filings or notices the failure to receive, take, make, obtain or receive, and for such conflicts, violations or breaches which, would not reasonably be expected to have a material adverse effect on the Business or Condition of the Company or its Subsidiary (provided that the foregoing exception shall not apply with respect to any consents, approvals, actions, filings or notices that are required with respect to Company Intellectual Property); or

                           (c)      except as disclosed in Section 2.6(c) of the
Company Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company or its Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any person under, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or its Subsidiary or any of its Assets and Properties under, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of, any Contract to which the Company or its Subsidiary is a party or by which any of the Company's or its Subsidiary's Assets and Properties is bound, except any such conflicts, violations, breaches, defaults (or events that, with or without the passage of time or both, would constitute a default), consents, approvals, actions, filings or notices the failure to receive, take, make or give, and any such right of loss which, would not, either individually or in the aggregate, be reasonably expected to have a material adverse effect on the Business or Condition of the Company or its Subsidiary (provided that the foregoing exception shall not apply with respect to any consents, approvals, actions, filings or notices that are required with respect to Company Intellectual Property).

         SECTION 2.7       BOOKS AND RECORDS; ORGANIZATIONAL DOCUMENTS.

         The Corporate Documents that have been provided or made available to Parent or its counsel prior to the execution of this Agreement are complete and accurate and all corporate proceedings and actions reflected in the Corporate Documents have been conducted or taken in compliance with all applicable Laws and with the articles and By-laws. Without limiting the generality of the foregoing (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held, (ii) the minute books contain all resolutions passed by the directors and shareholders (and committees, if any) and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, the Company has never been subject to, or affected by, any unanimous shareholders agreement or other shareholders agreements. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of its and its Subsidiary's articles and By-laws, each as amended through the date hereof. Such articles and By-laws are in full force and effect, and neither the Company nor its Subsidiary is in violation of any provisions of its articles or By-laws.

         SECTION 2.8       COMPANY FINANCIAL STATEMENTS.

         Section 2.8 of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Parent are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to Parent prior to the date hereof). The Company Financials present fairly and accurately in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein. Except as set forth in Section 2.8 to the Company Disclosure Schedule, since the Interim Balance Sheet Date, there has been no change in any accounting policies, principles, methods or practices, including any change in policies with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company and the Company has not accrued any R&D Credits or Refunds earned as of the Interim Balance Sheet Date.

         SECTION 2.9       ABSENCE OF CHANGES.

         Since the Interim Balance Sheet Date, except as set forth in Section
2.9 of the Company Disclosure Schedule, there has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate, would be reasonably expected to have any material adverse change in the Business or Condition of the Company. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as disclosed in Section 2.9 of the Company Disclosure Schedule, since the Interim Balance Sheet Date:

                           (a)      neither the Company nor its Subsidiary has
entered into any Contract, commitment or transaction or incurred any Liabilities outside of the Ordinary Course of Business consistent with past practice;

                           (b)      neither the Company nor its Subsidiary has
entered into any Contract in connection with any transaction involving a Business Combination;

                           (c)      neither the Company nor its Subsidiary has
altered or entered into any Contract or other commitment to alter, its interest in any company, association, joint venture, partnership or business entity in which the Company or its Subsidiary directly or indirectly holds any interest on the date hereof;

                           (d)      neither the Company nor its Subsidiary has
entered into any strategic alliance or joint development Contract or, except in the Ordinary Course of Business, joint marketing Contract;

                           (e)      there has not been any amendment or other
modification (or agreement to do so) or material violation of the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule;

                           (f)      neither the Company nor its Subsidiary has
entered into any transaction with any officer, director, stockholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Interim Balance Sheet Date and disclosed to Parent pursuant to (and so identified in) Section 2.9(f) of the Company Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.22 of the Company Disclosure Schedule;

                           (g)      neither the Company nor its Subsidiary has
entered into or amended any Contract pursuant to which any other person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or its Subsidiary or Company Intellectual Property other than as contemplated by the Company's Contracts disclosed in Section 2.19 of the Company Disclosure Schedule;

                           (h)      no Action or Proceeding has been commenced
or, to the knowledge of the Company, threatened by or against the Company or its Subsidiary;

                           (i)      the Company has not declared or set aside or
paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Shares or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Shares or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Shares or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Shares or Equity Equivalents, except repurchases of Company Shares pursuant to agreements with Company employees, officers, directors and consultants relating to repurchases at cost upon termination of service with the Company;

                           (j)      except for the issuance of Company Shares
upon exercise or conversion of then-outstanding Company Options, Company Warrants or other Equity Equivalents listed in Section 2.3 of the Company Disclosure Schedule, (A) neither the Company nor its Subsidiary has issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any shares of Company Shares, securities of the Subsidiary, or Equity Equivalents, (B) the Company has not modified or amended the rights of any holder of any outstanding shares of Company Shares or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants or other Equity Equivalents), and (C) there have not been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

                           (k)      there has not been any amendment to the
articles or By-laws;

                           (l)      there has not been any transfer (by way of a
License or otherwise) to any person of rights to any Company Intellectual Property, except in the Ordinary Course of Business;

                           (m)      neither the Company nor its Subsidiary has
made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties of the Company or its Subsidiary, other than dispositions of inventory, or nonexclusive licenses of products to persons to whom the Company or its Subsidiary has granted licenses of its products, in the Ordinary Course of Business;

                           (n)      neither the Company nor its Subsidiary has
made or agreed to make any purchase of any Assets and Properties of any person other than (i) acquisitions of inventory, or licenses of products, in the Ordinary Course of Business of the Company or its Subsidiary and (ii) other acquisitions in an amount not exceeding US$5,000 in the case of any individual item or US$10,000 in the aggregate;

                           (o)      neither the Company nor its Subsidiary has
made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of the Company or its Subsidiary constituting capital assets individually or in the aggregate in an amount exceeding US$10,000;

                           (p)      neither the Company nor its Subsidiary has
made or agreed to make any write-off or write-down or any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company or its Subsidiary, or change any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding US$10,000;

                           (q)      neither the Company nor its Subsidiary has
made or agreed to make payment, discharge or satisfaction, in an amount in excess of US$5,000, in any one case, or US$10,000 in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of Liabilities of the types reflected or reserved against in the Company Financials;

                           (r)      neither the Company nor its Subsidiary has
failed to pay or otherwise satisfy any material, non-contingent Liabilities of the Company or its Subsidiary presently due and payable, except such Liabilities of the Company or its Subsidiary, as set out in Section 2.9(r) of the Company Disclosure Schedule, which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are immaterial in amount;

                           (s)      neither the Company nor its Subsidiary has
incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding US$10,000 or issued or sold any debt securities of the Company or its Subsidiary or guaranteed any debt securities of others;

                           (t)      neither the Company nor its Subsidiary has
not granted any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to Parent and the terms of which are disclosed in Section 2.22 of the Company Disclosure Schedule;

                           (u)      the Company has not granted or approved any
increase of greater than 5% in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company or its Subsidiary;

                           (v)      neither the Company nor its Subsidiary has
paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of the Company) to any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company or its Subsidiary;

                           (w)      except in the Ordinary Course of Business,
neither the Company nor its Subsidiary has established or modified any (i) targets, key objectives, goals, pools or similar provisions under any Employee Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, commission structures, bonus requirements, increased guidelines or similar provisions in respect of any Employee Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

                           (x)      neither the Company nor its Subsidiary has
adopted, entered into, amended, modified or terminated (partially or completely) any Employee Plan;

                           (y)      neither the Company nor its Subsidiary has
paid any discretionary bonus or retention bonus;

                           (z)      since the date of the Annual Financial
Statements, neither the Company nor its Subsidiary has made any change in accounting policies, principles, methods, practices or procedures (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                           (aa)     other than in the Ordinary Course of
Business, neither the Company nor its Subsidiary has made any proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company or its Subsidiary with a view to compromising any such indebtedness;

                           (bb)     neither the Company nor its Subsidiary has
commenced or terminated any line of business;

                           (cc)     neither the Company nor its Subsidiary has
failed to renew any material insurance policy; no material insurance policy of the Company or its Subsidiary has been cancelled or materially amended; and the Company and its Subsidiary have given all notices and presented all claims (if any) under all such policies in a timely fashion;

                           (dd)     there has been no material amendment or
non-renewal of any of its Authorizations, and the Company and its Subsidiary have used commercially reasonable efforts to maintain such Authorizations and has observed in all material respects all Laws and Orders applicable to the conduct of the Company's and its Subsidiary's business or the Company's and its Subsidiary's Assets and Properties;

                           (ee)     the Company has taken commercially and
reasonably required actions to procure, maintain, renew, extend or enforce any Company Intellectual Property, including, but not limited to, submission of required documents or fees during the prosecution of patent, trademark or other applications to register Intellectual Property rights;

                           (ff)     there has been no physical damage,
destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or its Subsidiary individually or in the aggregate in an amount exceeding US$5,000;

                           (gg)     the Company has not repurchased, cancelled
or modified the terms of any Company Shares, Equity Equivalents, Company Options, Company Warrants or other financial instrument that derives value from its convertibility into Company Shares or Equity Equivalents, other than transactions entered into in the Ordinary Course of Business and pursuant to either (i) contractual provisions or (ii) the Company Option Plan, in each case as in effect at the time of execution and delivery of this Agreement;

                           (hh)     neither the Company nor its Subsidiary has
entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs;

                           (ii)     neither the Company nor its Subsidiary has
cancelled, released or assigned any indebtedness owed to it or any claims or rights held by it;

                           (jj)     neither the Company nor its Subsidiary has
made any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person in excess of US$5,000;

                           (kk)     neither the Company nor its Subsidiary has
commenced any Action or Proceeding

         SECTION 2.10      NO UNDISCLOSED LIABILITIES.

         Except as reflected or reserved against in the Company Financials (including the notes thereto) or as disclosed in Section 2.10 of the Company Disclosure Schedule, there are no Liabilities reasonably likely to be asserted greater than US$5,000 of, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities incurred in the Ordinary Course of Business since the balance sheet date in the Interim Financial Statements (the "INTERIM BALANCE SHEET DATE") and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

         SECTION 2.11      TAXES.

                  (1) Each of the Company and its Subsidiary has filed or caused to be filed with the appropriate Governmental Authority, within the times and in the manner prescribed by applicable Law, all federal, provincial, local and foreign Tax Returns, which are required to be filed by or with respect to it prior to the date hereof. The information contained in such Tax Returns is correct and complete and such Tax Returns reflect accurately all liability for Taxes and calculations of net income or loss as required, pursuant to the Tax Act and other applicable Tax Laws, of the Company and its Subsidiary for the periods covered thereby;

                  (2) Each of the Company and its Subsidiary has paid all Taxes due and payable prior to the date hereof as reflected on its Tax Returns within the time required by applicable Law, and has paid all assessments and reassessments it has received in respect of Taxes. Each of the Company and its Subsidiary has paid in full all Taxes accruing due on or before the Closing Date which are not reflected in its Tax Returns or has made and will make full and adequate disclosure and provision for such Taxes in the Books and Records and the Company Financials. Each of the Company and its Subsidiary has paid all installments of Taxes due and payable prior to the date hereof. Except as will be disclosed on the Interim Balance Sheet, neither the Company nor its Subsidiary will, as of the Closing Date, have any liability for Taxes. Neither the Company nor its Subsidiary has received or accrued on its Books and Records or Company Financials any refund of Taxes to which it is not entitled;

                  (3) The liability for Taxes of each of the Company and its Subsidiary has been assessed by all relevant Governmental Authorities for all periods up to and including September 30, 2002 and the Company's filings and claim for R&D Credits or Refunds (as defined below) for all periods up to September 30, 2002 have been assessed by all relevant Governmental Authorities. There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return by, or any payment of Taxes by, the Company or its Subsidiary;

                  (4) There are no claims, actions, suits, audits, proceedings, investigations or other action pending or threatened against the Company or its Subsidiary in respect of Taxes and, to the knowledge of the Company, there is no reason to expect that any such claim, action, suit, audit, proceeding, investigation or other action may be asserted against the Company or its Subsidiary by a Governmental Authority for any period ending on or prior to the Closing Date. Neither the Company nor its Subsidiary is negotiating any final or draft assessment or reassessment in respect of Taxes with any Governmental Authority and neither the Company nor its Subsidiary has received any indication from any Governmental Authority that an assessment or reassessment is proposed or may be proposed in respect of any Taxes for any period ending on or prior to the Closing Date;

                  (5) Each of the Company and its Subsidiary has withheld and collected all amounts required by applicable Law to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Authority within the time prescribed under any applicable Law and has issued all required documentation to the employees of the Company and its Subsidiary;

                  (6) There are no circumstances existing which could result in the application of Section 17, Section 78, Section 79, or Sections 80 to 80.04 of the Tax Act, or any equivalent or similar provision under applicable provincial law, to the Company. The Company has not claimed nor will it claim any reserve under any provision of the Tax Act or any equivalent or similar provincial provision, if any amount could be included in the income of the Company for any period ending after the Closing Date;

                  (7) Neither the Company nor its Subsidiary is subject to any liability for Taxes of any other Person. The Company has not acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arms' length (within the meaning of the Tax
Act) for an amount that is other than the fair market value of such property or services nor has the Company been deemed to have done so for the purposes of the Tax Act;

                  (8) Neither the Company nor its Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for income tax purposes in any jurisdiction;

                  (9) All refund of taxes or credits claimed up to September 30, 2002 with respect to research and development ("R&D CREDITS OR REFUNDS") were claimed by the Company in accordance with the provisions of the Tax Act and the relevant provincial Laws and, the Company satisfied at all relevant times the relevant criteria and conditions entitling it to such R&D Credits or Refunds. The Company has accrued R&D Credits and Refunds on the Interim Balance Sheet and prior to the date hereof in accordance with the provisions of the Tax Act. The calculation of scientific research and experimental development expenditures that has resulted in the Company showing a refund of income tax on the Interim Balance Sheet, and the refund of income tax, have been determined in a manner consistent with the calculation of the refund of income tax shown on the September 30, 2002 balance sheet. The determination of the Company's scientific research and experimental development costs for 2003 has been done in a manner and method consistent with that used in previous taxation years. The refund received in respect of the amount claimed as a refund of income pursuant to the Company's 2002 income tax return is at least 95% of the claim made. For greater certainty, "scientific research and experimental development costs" are the amounts determined under the Tax Act to the extent that such expenditure has not been deducted in computing income pursuant to Section 37(1) of the Tax Act.

                  (10) To the knowledge of the Company, no claim has ever been made by a Governmental Authority in respect of Taxes in a jurisdiction where the Company or its Subsidiary does not file Tax Returns that the Company or its Subsidiary is or may be subject to Tax by that jurisdiction.

                  (11) The Paid-up Capital of the Company Shares is, in aggregate, at least US$18,800,000 and the Stated Capital of the Company Shares is, in aggregate, at least US$18,800,000. For greater certainty, "Paid-up Capital" has the meaning attributed to it in Section 89(1) of the Tax Act and "Stated Capital" has the meaning attributed to it in Section 24 of the BCA.

                  (12) Up to and including the day prior to the Closing Date, and throughout the entirety of the Company's taxation year, the Company has at all times been a Canadian Controlled Private Corporation (a "CCPC") as that term is defined in Section 125(7) of the Tax Act.

                  (13) Up to and including the day prior to the Closing Date the Company has not received any notice issued by the CCRA stating that the Company's status as a CCPC is being challenged or designating the Company to be a "public company" as defined in Section 89(1) of the Tax Act.

         SECTION 2.12      LEGAL PROCEEDINGS.

                  (1) Except as set forth in Section 2.12 of the Company Disclosure Schedule, there are no claims, actions, suits, grievances, complaints or proceedings, at law or in equity, by any person (including, without limitation, the Company), nor any arbitration, administrative or other proceeding by or before (or to the best of the knowledge of the Company any investigation by) any Governmental Authority pending, or, to the best of the knowledge of the Company, threatened against or affecting the Company or its Subsidiary, the Business or Condition of the Company or any of the Company's or its Subsidiary's Assets and Properties, and the Company knows of no valid basis for any such action, grievances, complaints, suit, proceeding, arbitration or investigation by or against the Company or its Subsidiary. Neither the Company nor its Subsidiary is subject to any judgment, writ, order or decree entered in any lawsuit or proceeding nor has the Company or its Subsidiary settled any claim prior to being prosecuted in respect of it. Neither the Company nor its Subsidiary is the plaintiff or complainant in any Action or Proceeding.

                  (2) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information for the preceding 5 years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company.

         SECTION 2.13      COMPLIANCE WITH LAWS AND ORDERS.

         Neither the Company nor its Subsidiary has violated, and is not currently in default under, any Law or Order applicable to the Company or its Subsidiary or any of their Assets and Properties, except for any such violations or defaults that would not reasonably be expected to have a material adverse effect on the Business or Condition of the Company, and the Company is not aware of any material claim of violation, or of any actual material violation, of any such Law or Orders.

         The Company and its Subsidiary have all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents and orders, including approvals from all Government Authorities ("APPROVALS") required for the conduct of the business of the Company and its Subsidiary and the occupancy and operation, for its present uses, of the real and personal property which the Company or its Subsidiary owns or leases.

         SECTION 2.14      EMPLOYEE PLANS.

                  (1) Section 2.14 of the Company Disclosure Schedule lists and describes all Employee Plans. The Company has furnished to the Parent true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related documentation.

                  (2) All of the Employee Plans are and have been established, registered, qualified and administered, in all respects, in accordance with their terms and all Laws.

                  (3) All obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties, or fees are owing or exigible under or in respect of any of the Employee Plans.

                  (4) Each Employee Plan which is a funded plan is fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor.

                  (5) None of the Employee Plans enjoy any special tax status under any Laws, nor have any advance tax rulings been sought or received in respect of any Employee Plan.

                  (6) All employee data necessary to administer each Employee Plan has been provided by the Company to the Parent and is true and correct as of the date of this Agreement and the Company will notify Parent of any changes thereto.

                  (7) No insurance policy or any other agreement affecting any Employee Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder. The level of insurance reserves under each insured Employee Plan is reasonable and sufficient to provide for all incurred but unreported claims.

                  (8) None of the Employee Plans provide benefits to retired employees or to the beneficiaries or dependants of retired employees.

         SECTION 2.15      OWNED PROPERTY.

         Neither the Company nor its Subsidiary holds, nor has either ever held, directly or indirectly, any ownership interest in any real or immovable property.

         SECTION 2.16      LEASE.

         Neither the Company nor its Subsidiary is a party to, or under any agreement to become a party to, any lease with respect to real property other than the Leases, copies of which have been provided to the Parent. The Leases are in good standing, create good and valid leasehold estate in the Leased Properties thereby demised, and is in full force and effect without amendment. With respect to the Leases (i) all rents and additional rents have been paid,
(ii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessors, (iii) there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement and the Ancillary Agreements) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under any of the Leases, and (iv) to the best knowledge of the Company, all of the material covenants to be performed by any party (other than the Company) under the Leases have been fully performed. The Leased Properties are adequate and suitable for the purposes for which they are presently being used and each of the Company and its Subsidiary has adequate rights of ingress and egress into the Leased Properties for the operation of the business of the Company and its Subsidiary in the ordinary course. Section 2.16 of the Company Disclosure Schedule contains a list of all of the Leases setting out, in respect of the Leases, a description of the leased premises (by municipal address and proper legal description), the terms of the Leases, the rental payments under the Lease (specifying any breakdown of base rent and additional rents), any rights of renewal and the terms thereof, and any restrictions on assignment or change of control of the Company or its Subsidiary.

         SECTION 2.17      TITLE TO ASSETS.

                  (1) Except for title to Company Intellectual Property, which is covered by Section 2.18 below, each of the Company and its Subsidiary has good and valid title to all of its Assets and Properties reflected in the Company Financials or acquired after the Interim Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Interim Balance Sheet Date in the Ordinary Course of Business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) the Lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not (x) materially detract from or interfere with the use of the properties subject thereto or affected thereby, or (y) otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Financials. The plants, property and equipment of the Company and its Subsidiary that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear.

                  (2) TANGIBLE PERSONAL PROPERTY. Each of the Company and its Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Interim Balance Sheet Date, other than property disposed of since such date in the Ordinary Course of Business consistent with past practice. Except as disclosed in Section

2.17(2) of the Company Disclosure Schedule, all such tangible personal property is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company and its Subsidiary of their respective businesses as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all Laws.

         SECTION 2.18      INTELLECTUAL PROPERTY.

                  (1) Section 2.18 of the Company Disclosure Schedule lists all Company Intellectual Property which has been registered or for which applications to register have been filed (including all trademarks and service marks that the Company has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the CIPO or equivalent authority anywhere in the world) related to any such Company Intellectual Property.

                  (2) Each of the Company and its Subsidiary has all requisite right, title and interest in or valid and enforceable rights under Contracts to use all Company Intellectual Property necessary to the conduct of its business as presently conducted and as proposed to be conducted. Except as set forth in Section 2.18 of the Company Disclosure Schedule, each item of Company Intellectual Property is owned solely and exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. Except as set forth in Section 2.18 of the Company Disclosure Schedule, the Company (i) owns solely and exclusively all trademarks, service marks and trade names, and any copyrights therein, used by the Company or its Subsidiary in connection with the operation or conduct of the business of the Company or its Subsidiary as presently conducted and as proposed to be conducted, including the sale of any products or technology or the provision of any services by the Company or its Subsidiary, and (ii) owns solely and exclusively, and has good and clear title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own; provided, however, that such works may incorporate copyrighted works of third parties which are licensed to the Company or are in the public domain.

                  (3) The Company Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Company Intellectual Property.

                  (4)      Except pursuant to agreements described in Section
2.18 of the Company Disclosure Schedule, neither the Company nor its Subsidiary has transferred ownership of or, other than in the Ordinary Course of Business, granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                  (5) Sections and 2.18 and 2.19 of the Company Disclosure Schedule lists all material Contracts (including all inbound Licenses) to which the Company or its Subsidiary is a party with respect to any Intellectual Property. Except as set forth in Sections and 2.18 and 2.19 of the Company Disclosure Schedule, no person other than the Company or its Subsidiary has ownership rights to improvements or other derivative works made by, on behalf, or for the Company or its Subsidiary in Company Intellectual Property.

                  (6) The operation of the business of the Company or its Subsidiary as currently conducted or as presently proposed to be conducted, including the Company's or its Subsidiary's design, development, use, import, manufacture, licensing, distribution, and sale of the Company's or its Subsidiary's products, technology or services incorporating or embodying Company Intellectual Property (including products, technology or services currently under development) does not infringe or misappropriate the Intellectual Property rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any applicable Law, and the Company has not received notice from any person claiming that such operation or any Company Intellectual Property, act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition or trade practices under any Law, nor are there any valid grounds for any such claims by any person. There is no potential basis for any such claim or allegation by any person or any reason to believe that any such claim or allegation may be forthcoming. Except as described in Section 2.18 of the Company Disclosure Schedule, there are no agreements, understandings, instruments, Contracts, judgments, orders, or decrees to which the Company or its Subsidiary is a party or by which either or both are bound which involve indemnification by the Company or its Subsidiary with respect to infringements of Intellectual Property of others. There any pending or, to the knowledge of Company, threatened suit, proceeding, claim, demand, action or investigation of any nature or kind relating to the Company Intellectual Property.

                  (7) Except as set forth in Section 2.18 of the Company Disclosure Schedule, each item of Company Intellectual Property is valid and subsisting, and all necessary application, prosecution, registration, maintenance, renewal fees, annuity fees and taxes due through the date of this Agreement in connection with any Intellectual Property which has been registered or for which applications to register have been filed, have been performed or paid, as the case may be, and all necessary documents and certificates in connection with such Company Intellectual Property have been filed with CIPO in Canada, or equivalent authority in any foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property. Section 2.18 of the Company Disclosure Schedule lists all actions that must be taken by the Company or its Subsidiary within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property which has been registered or for which applications to register have been filed. Except as set forth in Section 2.18 of the Company Disclosure Schedule, each of the Company and its Subsidiary has registered a copyright with the CIPO in Canada, or equivalent authority in any foreign jurisdictions, as the case may be, for the latest version of each product or technology of the Company or its Subsidiary that constitutes or includes a copyrightable work. In each case in which the Company or its Subsidiary has acquired ownership of any Intellectual Property rights from any person, each of the Company and its Subsidiary, as applicable, has obtained a valid and enforceable assignment including waivers of non-assignable rights in Intellectual Property (including without limitation, moral rights) sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek damages with respect to such Intellectual Property) to the Company and/or its Subsidiary, as applicable, and, to the maximum extent required to protect the Company's and/or its Subsidiary's ownership interests in and to such Intellectual Property in accordance with Laws, the Company and/or its Subsidiary has filed the assignment of Intellectual Property with the relevant Governmental Authority, including the CIPO, if applicable, or equivalent authority anywhere in the world.

                  (8) There are no Contracts between the Company or its Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute (or facts that could reasonably lead to a dispute) known to the Company regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Company or its Subsidiary thereunder. To the best of the Company's knowledge, there is no potential basis for any such claim or allegation by any person or any reason to believe that any such claim or allegation may be forthcoming.

                  (9) To the best of the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property.

                  (10) Each of the Company and its Subsidiary has taken all commercially reasonable steps to protect the Company's and its Subsidiary's rights in confidential information and trade secrets of the Company and its Subsidiary or provided by any other person to the Company or its Subsidiary subject to a duty of confidentiality. Without limiting the generality of the foregoing, each of the Company and its Subsidiary has, and enforces, a policy requiring each employee, consultant and independent contractor who has access to Intellectual Property to execute proprietary information, confidentiality and invention and copyright assignment agreements (which agreements include waivers of non-assignable rights in Intellectual Property including, without limitation, moral rights), in a form substantially similar in content to the one provided in
Section 2.18 of the Company Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company and its Subsidiary have executed such agreements, as applicable. Copies of all such agreements have been provided to Parent or made available to Parent for review.

                  (11) No (i) product, technology, service or publication of the Company or its Subsidiary, (ii) material published or distributed by the Company or its Subsidiary or (iii) conduct or statement of Company's or its Subsidiary's employees, agents, or representatives constitutes obscene material, a defamatory statement or material, false advertising in violation of any Law.

                  (12) Neither this Agreement nor any transactions contemplated by this Agreement will result in Parent's granting any rights or licenses with respect to the Intellectual Property of Parent to any person pursuant to any Contract to which the Company or its Subsidiary is a party or by which any of its Assets and Properties are bound.

                  (13) Section 2.18 of the Company Disclosure Schedule sets forth a list of (x) all software which is material to the business of the Company or its Subsidiary as presently conducted and as proposed to be conducted and which the Company or its Subsidiary has licensed from any third party and which is used by, or is proposed to be used by, the Company or its Subsidiary in its products or otherwise in its business, (y) all "open source software" which is material to the business of the Company and its Subsidiary as presently conducted and as proposed to be conducted and which the Company or its Subsidiary has licensed from any third party and which is used by the Company or its Subsidiary in its products or otherwise in its business, and (z) a list of all "freeware" and "shareware" incorporated into any product now shipped by the Company or its Subsidiary or to be incorporated into any products proposed to be shipped by the Company or its Subsidiary. Each of the Company and its Subsidiary has all rights and licenses necessary to the use of such software, "freeware" and "shareware."

                  (14) The Company's and its Subsidiary's products comply in all material respects with all applicable industry standards and, to the best knowledge of the Company, with the feature specifications and performance standards set forth in the Company's or its Subsidiary's, as the case may be, product data sheets under the conditions specified in such data sheets.

                  (15) In the event that any consultant is concurrently employed by the Company or its Subsidiary, the Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the consultant or conflict with the consultant employment agreement. Such steps include, but are not limited to, ensuring that all research and development work performed by such consultant are performed only on the Company's or on its Subsidiary's facilities and only using the Company's or its Subsidiary's resources.

                  (16) To the knowledge of the Company, none of the Company's or its Subsidiary's other employees, is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its Subsidiary or that would conflict with the Company's or its Subsidiary's business as currently conducted or as proposed to be conducted. To the knowledge of the Company, neither the execution nor delivery of this Agreement or Ancillary Agreements, nor the carrying on of the Company's or its Subsidiary's business as currently conducted or as proposed to be conducted by the employees or independent contractors or other representatives of the Company or its Subsidiary will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or independent contractors or representatives is now obligated. The Company does not use any inventions of any of the Company's or its Subsidiary's employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company or its Subsidiary.

                  (17) The Company has in its possession copies of source code for all computer software forming part of the Company Intellectual Property. Such source code is fully documented in a manner that a reasonably skilled programmer in the relevant programming environment could understand, modify, compile and otherwise utilize all aspects of the related computer programs without reference to other sources of information. The Company Intellectual Property and computer software do not contain any viruses, bugs, time locks, trojan horses, back doors or other means by which they may be disabled or remotely accessed. Other than as set forth in Section 2.18(17) of the Company Disclosure Schedule, all copies of any computer software which is part of the Company Intellectual Property have been distributed solely in object code form.

                  (18) Except as set forth in Section 2.18(18) of the Company Disclosure Schedule, neither Company nor its Subsidiary is required to pay any royalty, fee or other payment to any third party in connection with its use of Company Intellectual Property.

                  (19) There has been no public disclosure, sale, or offer for sale of any invention forming a part of any patent application (in preparation or filed) or patent for an invention within the Company Intellectual Property that was directly or indirectly derived from the inventor(s)(such as a non-confidential publication or presentation by an inventor, employee, officer, director or other representative of the Company or its Subsidiary) that could reasonably be expected to affect the ability of the Company or its Subsidiary to obtain or sustain valid patent rights to such invention in any jurisdiction where it is desirable or commercially reasonable for Company or its Subsidiary to obtain patent protection.

                  (20) There is no publication, such as a patent, published or laid-open patent application, journal article, catalogue, promotion or specification, of another person which may prevent Company or its Subsidiary from obtaining or sustaining valid patent rights to any patent application (in preparation or filed) or patent for an invention within the Company Intellectual Property in any jurisdiction where it is desirable or commercially reasonable for Company or its Subsidiary to obtain patent protection.

                  (21) In relation to each patent application (in preparation or filed) or patent for an invention within the Company Intellectual Property, Company is not aware of any professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, to the effect that the chances of obtaining or sustaining valid patent rights to the invention are considered unlikely, or less than even, or about even, or any other manner doubtful in any jurisdiction where it is desirable or commercially reasonable for Company or its Subsidiary to obtain patent protection.

                  (22) None of the Company Intellectual Property has been imported or exported by the Company or its Subsidiary or, to the best of the Company's knowledge, any other Person in violation of any export or import restrictions in any jurisdictions where the Company or its Subsidiary conducts business.

                  (23) Other than as set forth in Section 2.18(23) of the Company Disclosure Schedule, none of the Company Intellectual Property has been developed, or is currently being developed, or is proposed to be developed, by, on behalf of, or for the Company or its Subsidiary with the assistance or use of any funding from third parties or third party agencies, including, but not limited to, funding from any Governmental Authority.

                  (24) Following the Closing, no Affiliate of the Company or its Subsidiary will retain or use any Company Intellectual Property.

         SECTION 2.19      CONTRACTS.

                  (1) Section 2.19 of the Company Disclosure Schedule contains a true and complete list of each of the Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement), to which the Company or its Subsidiary is a party or by which any of the Company's or its Subsidiary's Assets and Properties are bound (i) that provide for aggregate payments or services by any party in excess of US$25,000 per Contract or series of related Contracts between the same parties (other than employee offer letters, each of which is in substantially the form previously provided to Parent) and are not terminable by the Company upon 30 days (or less) notice by the Company or its Subsidiary without penalty or obligation to make payments based on such termination or (ii) which provides for continuing services by Amalco after the Closing Date (other than customary customer support in the Ordinary Course of Business).

                  (2)      Each Contract required to be disclosed in Section
2.19 of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement of the Company or its Subsidiary, enforceable in accordance with its terms, and, to the knowledge of the Company, of each other party thereto; and except as disclosed in Section
2.19 of the Company Disclosure Schedule, to the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  (3) Except as disclosed in Section 2.19 of the Company Disclosure Schedule, neither the Company nor its Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has been or would reasonably be expected to result, individually or in the aggregate with any such other Contracts in material Losses to the Company or its Subsidiary or be materially adverse to the Business or Condition of the Company.

                  (4) Except as disclosed in Section 2.19 of the Company Disclosure Schedule, neither the Company nor its Subsidiary is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's or its Subsidiary's ability to compete with any person in any line of business or in any area or territory.

         SECTION 2.20      INSURANCE.

         Section 2.20 of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or its Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or its Subsidiary and that (a) have been issued to the Company or its Subsidiary or (b) to the knowledge of the Company, have been issued to any person (other than the Company) for the benefit of the Company or its Subsidiary. The insurance coverage provided by the policies described in clause
(a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. The insurance policies listed in Section 2.20 of the Company Disclosure Schedule are in amounts and have coverages as required by any Contract to which the Company or its Subsidiary is a party or by which either of its Assets and Properties is bound. No claims have been made under any insurance policies covering the Company or its Subsidiary for greater than US$25,000 in the aggregate. Neither the Company nor its Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause by persons conducting businesses or owning assets similar to those of the Company or its Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid. Other than as set forth in Section 2.20 of the Company Disclosure Schedule, the Company has no knowledge of any threatened termination of, or material premium increase that is inconsistent with the past practices of any of such policies.

         SECTION 2.21      AFFILIATE TRANSACTIONS.

                  (1) Except as disclosed in Section 2.21 of the Company Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company, on the one hand, and (I) any officer, director, stockholder, or to the Company's knowledge, any Affiliate or Associate of the Company or its Subsidiary or (II) any person who, to the Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither the Company nor its Subsidiary provides or causes to be provided any assets, services or facilities to any such officer, director, stockholder, Affiliate or Associate, (iii) none of the Company, its Subsidiary nor any such officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or its Subsidiary and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

                  (2)      Each of the Contracts and Liabilities listed in
Section 2.21 of the Company Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favourable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's length basis on competitive terms. Any Contract to which the Company or its Subsidiary is a party and in which any director of the Company or its Subsidiary has a financial interest in such Contract was approved by a majority of the disinterested members of the Board of Directors of the Company and/or stockholders of the Company, as the case may be, in accordance with Law (including without limitation, Section 132 of the BCA).

         SECTION 2.22      EMPLOYEE MATTERS.

         Except as set forth in Section 2.22 of the Company Disclosure Schedule:

                           (a)      each of the Company and its Subsidiary is in
compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work;

                           (b)      neither the Company nor its Subsidiary has
and is engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the best of the knowledge of the senior management of the Company, threatened against the Company or its Subsidiary;

                           (c)      there are no collective bargaining
agreements to which the Company or its Subsidiary is a party. No union representation question exists respecting the employees of the Company or its Subsidiary. There is no labour strike, dispute, work slowdown or work stoppage pending or involving or, to the best of the knowledge of the Company, threatened against the Company or its Subsidiary. No trade union has applied to have the Company or its Subsidiary declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Company or its Subsidiary carries on business;

                           (d)      all amounts due or accrued due for all
salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Books and Records;

                           (e)      Section 2.22 of the Company Disclosure
Schedule contains a correct and complete list of each employee, director, independent contractor, consultant and agent of the Company or its Subsidiary, whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, ages, status as full-time or part-time employees and length of service. Other than as set forth in Section 2.22 of the Company Disclosure Schedule, no employee of the Company or its Subsidiary has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance;

                           (f)      there are no outstanding assessments,
penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation in respect of the Company or its Subsidiary and neither the Company nor its Subsidiary has been reassessed in any material respect under such legislation during the past 3 years and to the knowledge of the Company no audit is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or potential claims which may materially adversely affect the Company, its Subsidiary, or either of their accident cost experience ratings;

                           (g)      each the Company and its Subsidiary has
complied with the Occupational Health and Safety Act (Ontario) and any similar Laws. There are no outstanding orders nor any pending or threatened fines or charges made under the Occupational Health and Safety Act (Ontario) or similar Laws. There have been no fatal or critical accidents during the one year period preceding the date hereof which might lead to charges against the Company or its Subsidiary under the Occupational Health and Safety Act (Ontario) or similar Laws; and

                           (h)      no notice has been received by the Company
claiming a breach or violation of the Human Rights Code (Ontario), the Pay Equity Act (Ontario), the Employment Standards Act, 2000 (Ontario) or any federal or other provincial employment equity legislation.

         SECTION 2.23      RETENTION OF EMPLOYEES

         The Company has caused all of the employees listed at Schedule 7.2(1)(tt) to execute Key Employee Employment Agreements.

         SECTION 2.24      ENVIRONMENTAL MATTERS.

         Except as set forth in Section 2.24 to the Company Disclosure Schedule:

                           (a)      none of the real properties (including,
without limitation, the Leased Property) currently or, to the best knowledge of the Company, formerly owned, leased or used by the Company or its Subsidiary or over which the Company or its Subsidiary has or had charge, management or control (such property, the "INDEMNIFICATION PROPERTIES") (i) has ever been used by any person as a waste disposal site or as a licensed landfill, or (ii) has ever had asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them;

                           (b)      to the best knowledge of the Company, no
properties adjacent to the Leased Property are contaminated;

                           (c)      neither the Company nor its Subsidiary has
transported, removed or disposed of any waste;

                           (d)      to the best knowledge of the Company, there
are no contaminants located in the ground or in groundwater under the Leased Property;

                           (e)      neither the Company nor its Subsidiary has
been required by any Governmental Authority to (i) alter the Leased Property in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any real property;

                           (f)      the Assets and Properties of the Company and
its Subsidiary are capable of, and are not restricted by any Authorization or Contract from, being operated at maximum daily and annual production capacity while remaining in compliance with Environmental Laws; and

                           (g)      Section 2.24 of the Company Disclosure
Schedule lists all reports and documents relating to the environmental matters affecting the Company, its Subsidiary or the Leased Property. Copies of all such reports and documents have been provided to the Parent. To the best knowledge of the Company, there are no other reports or documents relating to environmental matters affecting the Company, its Subsidiary, or the Leased Property which have not been made available to the Parent whether by reason of confidentiality restrictions or otherwise.

         SECTION 2.25      OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES.

         Neither the Company nor its Subsidiary, nor to the knowledge of the Company any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any person regarding any transaction involving the Company which could result in Parent, the Company, its Subsidiary, or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Other than as set forth in
Section 2.25 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company. Any expense incurred in connection with this section, other than as set out in Section 2.25 of the Company Disclosure Schedule, shall be the sole responsibility of the Company and the Company hereby indemnifies Parent against any such expense and Parent will have the right of set-off against the Escrow Amount in relation to any such expenses.

         SECTION 2.26      BANKS AND BROKERAGE ACCOUNTS.

         Section 2.26 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or its Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or its Subsidiary having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         SECTION 2.27      CUSTOMERS.

         Section 2.27 of the Company Disclosure Schedule is a complete list of the thirty largest customers of Company and its Subsidiary in each of the last two fiscal years, including the amounts such customers paid to Company or its Subsidiary. All Company Contracts with customers were entered into by or on behalf of Company or its Subsidiary and were entered into in the Ordinary Course of Business. There are no facts or circumstances that are reasonably likely to result in the loss of any such customer of Company or its Subsidiary or a material adverse change in the relationship of Company or its Subsidiary with any such customer prior to the completion of any applicable current engagement. None of the Company or its Subsidiary or any executive officer or director of the Company or its Subsidiary has received any written notice, or, to the knowledge of the Company, any other communication, from any customer to the effect that such customer intends to cease or materially reduce the amount of services requested of, or orders placed with, the Company or its Subsidiary or otherwise materially reduce the amount of business conducted with the Company or its Subsidiary.

         SECTION 2.28      ACCOUNTS RECEIVABLE.

         Section 2.28 of the Company Disclosure Schedule sets forth an accurate and complete list of all of the Company's and its Subsidiary's receivables existing as of June 30, 2003 ("RECEIVABLE"). Each Receivable is: (i) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all Liens, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent; (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (iii) is collectible subject to trade discounts provided in the Ordinary Course of Business and any allowance for doubtful accounts contained in the Interim Financial Statements.

         SECTION 2.29      COMPANY PRODUCTS AND PRODUCT WARRANTY.

         All products manufactured, processed, distributed, shipped or sold by Company or its Subsidiary and any services rendered by the Company or its Subsidiary have been in conformity with all applicable contractual commitments and all expressed or implied warranties. No liability exists or, to the knowledge of the Company, will arise for repair, replacement or damage in connection with such sales or deliveries, in excess of the reserve therefor on the Interim Financial Statements. Section 2.29 of the Company Disclosure Schedule sets forth an accurate, correct and complete statement of all written warranties, guarantees, warranty policies, service and maintenance agreements of Company and its Subsidiary. Except as disclosed in
Section 2.29 of the Company Disclosure Schedule, no products heretofore manufactured, processed, distributed, sold, delivered or leased by Company or its Subsidiary are now subject to any guarantee, written warranty, claim for product liability, or patent or other indemnity. Except as disclosed in Section
2.29 of the Company Disclosure Schedule, all warranties are in conformity with the labeling requirements and other requirements of all applicable laws. Section
2.29 of the Company Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all service or maintenance agreements under which Company or its Subsidiary is obligated, indicating the terms of such agreement and any amounts paid or payable thereunder. The product warranty and return experience for the fiscal year ended September 30, 2002 and the interim period through June 20, 2003 is set forth in Section 2.29 of the Company Disclosure Schedule. The product warranty reserves on the Company Financials were prepared in accordance with GAAP and are adequate in light of the circumstances of which Company has knowledge.

         SECTION 2.30      CORRUPTION.

         Neither the Company nor its Subsidiary has engaged in conduct relative to this Agreement which would constitute an offence under the provisions of the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any similar Laws.

         SECTION 2.31      AUTHORIZATIONS.

                  (1) Section 2.31 of the Company Disclosure Schedule contains a list of all material Authorizations relating to the business conducted by the Company or its Subsidiary which are required to be given to or obtained by the Company or its Subsidiary from any and all Governmental Authorities and other third parties in connection with the consummation of the transactions contemplated by this Agreement.

                  (2) Each of the Company and its Subsidiary has obtained all material Authorizations from Governmental Authorities and other third parties necessary to conduct the business conducted by the Company or its Subsidiary in the manner as it is currently being conducted, and there has been no written notice received by the Company of any material violation or material non-compliance with any such Authorizations. All material Authorizations from Governmental Authorities and other third parties necessary to conduct the business conducted by the Company or its Subsidiary as it is currently being conducted are set forth in Section 2.30 of the Company Disclosure Schedule.

                  (3) The Company has obtained the affirmative vote of (i) two-thirds (2/3) of the votes cast at the Company Meeting by holders of Company Common Shares voting as a separate class; (ii) 2/3 of the votes cast at the Company Meeting by holders of Company Class A Preferred Shares voting as a separate class; (iii) 2/3 of the votes cast at the Company Meeting by holders of Company Class B Preferred Shares voting as a separate class; and (iv) not less than 51% of the votes attached to the Company Shares held by the Investors, are the only votes of the holders of any of the Company Shares necessary to adopt this Agreement and the transactions contemplated hereby.

                  (4) The shareholders of the Company who have exercised Dissent Rights represent less than 5% of the issued and outstanding Company Common Shares, calculated on a fully diluted basis (excluding Company Common Shares represented by Company Options which have not been exercised by the holders thereof).

         SECTION 2.32      INVESTMENT CANADA ACT.

         The Company does not provide any "financial services" or "transportation services" and is not a "cultural business", as each such term is defined in the Investment Canada Act.

         SECTION 2.33      DISCLOSURE.

         No representation or warranty contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 2.34      CUMULATIVE BREACH.

         The breaches, if any, of the representations made by the Company in this Agreement that would occur, if all references in such representations to phrases concerning materiality were deleted, in the aggregate do not have or would not reasonably be expected to have a material adverse effect on the Company or the Business or Condition of the Company.

                                    ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent hereby represents and warrants to the Company as follows:

         SECTION 3.1       ORGANIZATION AND QUALIFICATION.

         Parent is a company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Parent is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Parent. Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the Province of Ontario. Merger Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated thereby) since the date of its incorporation.

         SECTION 3.2       AUTHORITY RELATIVE TO THIS AGREEMENT.

         Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Board of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub, and no other action on the part of the Board of Directors or stockholders of each of Parent and Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Parent is a party have been or will be, as applicable, duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 3.3       NO CONFLICTS.

         The execution and delivery by Parent of this Agreement does not, and the performance by Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                           (a)      conflict with or result in a violation or
breach of any of the terms, conditions or provisions of the certificate of incorporation or By-laws of Parent; or

                           (b)      conflict with or result in a violation or
breach of any Law or Order applicable to Parent or its Assets or Properties.

         SECTION 3.4       AUTHORIZATIONS.

         Other than such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state, provincial or federal securities Laws, there are no material Authorizations relating to the business conducted by Parent required to be given to or obtained by Parent from any Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 4
                             ADDITIONAL AGREEMENTS

         SECTION 4.1       FURTHER ACTION; CONSENTS; FILINGS.

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use such party's reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transaction and the other transactions contemplated by this Agreement, (ii) obtain from any Governmental Authority or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transaction and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Transaction and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

         SECTION 4.2       NO PUBLIC ANNOUNCEMENT.

         Unless required by applicable Law or a listing agreement with a stock exchange or national market quotation system, the press release confirming the execution, delivery, and completion of this Agreement shall be a joint press release to be issued within a reasonable period of time after the

Closing Date, the text of which press release has been agreed to by each of Parent and the Company.

         SECTION 4.3       EXPENSES.

         Subject to the terms hereof all costs and expenses incurred in connection with this Agreement, the Transaction and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent or Merger Sub, shall be paid by Parent and (ii) if incurred by the Company or its shareholders shall be paid by the Company or its shareholders, respectively. For greater certainty, the Company's expenses shall include (i) the fees payable to and expenses of RBC Capital Markets; (ii) the fees payable to Ernst & Young for audit and tax services in respect of the transactions contemplated herein; (iii) the fees payable to LaBarge Weinstein LLP for legal services in respect of the transactions contemplated herein; (iv) the fees payable by Amalco pursuant to the Escrow Agreement; and (v) the insurance premiums (if any) payable pursuant to Section 4.6 of this Agreement for the period after December 31, 2003, all as set out in section 2.10 of the Company Disclosure Schedule. The Company represents, warrants and covenants that the expenses enumerated in the previous sentence shall not exceed US$750,000. In the event that such expenses shall exceed US$750,000, Parent shall have the right of set-off against the Escrow Amount for an amount equal to the difference between the aggregate amount of such expenses and US$750,000.

         SECTION 4.4       CONFIDENTIALITY.

         Each of the parties hereby agrees to keep any information or knowledge obtained pursuant to the negotiation and execution of this Agreement and the completion of the transactions contemplated hereby confidential, provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers, (f) is disclosed in the course of any litigation between any of the parties hereto,
(g) is independently developed by a party through Persons who have not had accessed to, or knowledge of, such knowledge or information, (h) is required to be disclosed in order to obtain such consents, waivers and approvals required pursuant to Section 2.6 and Section 2.30, or (I) is required to be disclosed by the Parent under applicable securities Laws.

         SECTION 4.5       TAX ELECTION.

         If Parent so desires, it may elect (or cause the election) to characterize the Transaction as an asset acquisition for United States tax purposes under Section 338 of the United States Internal Revenue Code and the regulations promulgated thereunder (the "IRC").

         SECTION 4.6       DIRECTORS AND OFFICERS' LIABILITY INSURANCE.

         The Parent hereby agrees to direct Amalco to maintain for a period of 5 years from the date of the completion of the transactions contemplated herein and in an amount commensurate with the policy amounts maintained by the Company prior to Closing, "tail" directors' and officers' liability insurance coverage relating to alleged liabilities of the directors and officers arising prior to the date of the Closing, provided that the cost of such insurance shall be deemed to be part of the Company's expenses pursuant to
Section 4.3.

                                   ARTICLE 5
                     CONDITIONS PRECEDENT TO THE TRANSACTION

         SECTION 5.1       CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

         The respective obligations of the parties to this Agreement to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may only be waived by the mutual written consent of Parent and the Company:

                           (a)      ACCURACY OF REPRESENTATIONS, WARRANTIES AND
COVENANTS. Each of the representations, warranties and covenants made by each of the Parties hereto shall be true and correct, or performed and complied with, in all material respect. All required consents to the completion of the transactions contemplated by this Agreement shall have been received and there shall be no pending or threatened proceeding seeking to prevent the completion of such transactions.

                           (b)      NO ORDER. No Governmental Authority or court
of competent jurisdiction located or having jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any statute, policy, rule, regulation, decree, writ, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "ORDER") which is then in effect and has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction and no such Order shall be pending or threatened.

                           (c)      SPECIAL RESOLUTION. The Special Resolution
shall have been approved at the Company Meeting by not less than (i) two-thirds of the votes cast by the shareholders holding Company Common Shares voting separately as a class, (ii) two-thirds of the votes cast by shareholders holding Company Class A Preferred Shares voting separately as a class, (iii) two-thirds of the votes cast by shareholders holding Company Class B Preferred Shares voting separately as a class, present in person or represented by proxy at the Company Meeting. The Special Resolution shall also have been approved by not less than 51% of the votes attached to the Company Shares held by the Investors voting together as a single class.

         SECTION 5.2       CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
                           SUB.

         The obligations of Parent and Merger Sub to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of the following additional conditions, any of which may be waived, in writing, exclusively by
Parent:

                           (a)      AGREEMENTS AND COVENANTS. The Company shall
have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent shall have received a certificate of the Company to that effect;

                           (b)      AUTHORIZATIONS. Parent shall have received,
each in a form and substance reasonably satisfactory to Parent, all authorizations, consents, orders and approvals (i) required by any Governmental Authority or official, if any, (ii) or required by any other third party, with respect to the Transaction, the failure of which to obtain would have, or could reasonably be expected to have a Company Material Adverse Effect;

                           (c)      NO COMPANY MATERIAL ADVERSE EFFECT. No event
or events within the control of the Company shall have occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have a Company Material Adverse Effect.

                           (d)      NO RESTRAINTS. There shall not be pending or
threatened any suit, action, investigation or proceeding to which a Governmental Authority is a party (i) seeking to restrain or prohibit the consummation of the Transaction or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent, Merger Sub or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent, Merger Sub or the Company of any portion of their respective businesses or assets;

                           (e)      ESCROW AGREEMENT. The Shareholders'
Representative and Parent shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorily breached or repudiated;

                           (f)      COMPANY OPTION PLAN. The Company shall have
provided Parent with evidence, reasonably satisfactory to Parent, as to the Company's compliance with Section 2.3(3) of this Agreement;

                           (g)      OPINION OF THE COMPANY'S COUNSEL. Parent
shall have received the opinion of LaBarge Weinstein LLP, legal counsel to the Company, substantially in the form attached hereto as Exhibit C;

                           (h)      TERMINATION OF THE SHAREHOLDERS' AGREEMENT
AND CO-SALE AGREEMENT. Parent shall have been furnished evidence satisfactory to it that any shareholders' agreement or co-sale agreement relating to the Company has been terminated;

                           (i)      EMPLOYEES. All of the Key Employees shall
have executed and delivered to Amalco and/or Parent agreements substantially in a form satisfactory to Parent (the "KEY EMPLOYEE EMPLOYMENT AGREEMENTS") and shall be employed by Amalco as of the Closing Date.

         SECTION 5.3       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

                           (a)      AGREEMENTS AND COVENANTS. Parent and Merger
Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect.

                           (b)      OPINION OF PARENT'S COUNSEL. The Company
shall have received the opinions of legal counsels to Parent and Merger Sub, substantially in the form attached hereto as Exhibit D.

                                   ARTICLE 6
                                 INDEMNIFICATION

         SECTION 6.1       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in this Agreement, the Ancillary Agreements and any other document or certificate relating hereto or thereto (collectively, the "ACQUISITION DOCUMENTS") shall survive Closing and shall continue until 12 months following the Closing Date. The representations and warranties of Parent contained in the Acquisition Documents shall survive Closing and shall continue for 12 months following the Closing Date. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be affected by any investigation made at any time (whether before or after the Closing Date) by or on behalf of the parties or by any actual, implied or constructive knowledge or notice of any facts or circumstances that the parties may have as a result of any such investigation or otherwise. The waiver by Parent of any condition based on the accuracy of any such representation or warranty, or based on the performance of, or compliance with, any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or obligations, except to the extent specifically set forth in such waiver. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Shareholders' Representative, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         SECTION 6.2       INDEMNIFICATION.

                  (1) The Escrow Fund shall be available to Parent, Merger Sub and/or Amalco as the sole and exclusive recourse to compensate, indemnify and hold harmless Parent, Merger Sub and Amalco and their respective Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "PARENT INDEMNIFIED PARTIES" and, individually, a "PARENT INDEMNIFIED PARTY"), for any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, reasonable attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (collectively, "LOSSES"), arising out of or resulting from:

                           (a)      any inaccuracy or breach of any
representation or warranty made by the Company in the Acquisition Documents; or

                           (b)      Losses from breach of contract or other
claims made by any party alleging to have had a contractual or other right to acquire the Company Shares or assets.

                  (2) As used herein, Losses are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Parent and its Affiliates in the absence of claims by third parties.

                  (3) Except as otherwise provided for herein, no indemnification payment from the Escrow Fund with respect to any indemnifiable Losses otherwise payable under Section 6.2(1) and arising out of or resulting from the causes enumerated in Section 6.2(1) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than US$100,000, after which time the Escrow Fund shall be drawn upon for all indemnifiable Losses (including the first US$100,000), provided, however, that the limitations set forth in this Section 6.2(3) shall not be operative with respect to Losses arising from breaches of any of the Company Basic Representations or any breach by the Company of the representations and warranties set forth in the third sentence of section 4.3 of this Agreement.

         SECTION 6.3       SHAREHOLDERS' REPRESENTATIVE.

         Capital Alliance Ventures Inc. (such person and any successor or successors being the "SHAREHOLDERS' REPRESENTATIVE") shall act as the representative of the holders of Company Shares and shall be authorized to act on behalf of such holders, and to take any and all actions required or permitted to be taken by the Shareholders' Representative under this Agreement or the Escrow Agreement, including, without limitation, with respect to any claims (including the settlement thereof) made by a Parent Indemnified Party for indemnification pursuant to this Article 8 and with respect to any actions to be taken by the Shareholders' Representative pursuant to the terms of the Escrow Agreement (including, without limitation, the exercise of the power to (i) authorize the delivery of certain amounts in the Escrow Fund to a Parent Indemnified Party in satisfaction of claims by a Parent Indemnified Party, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any claims for indemnification (iii) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing), (iv) incur and be reimbursed for any reasonable expenses incurred by the Shareholders' Representative in connection with the performance of its duties thereunder, which amounts shall be payable from the Escrow Fund after all distributions to Amalco have been made, and (v) reserve from the Escrow Amount to be distributed to the former shareholders of the Company a reasonable estimate of the expenses necessary to resolve any amounts that are the subject of or could become the subject of a dispute. In all matters relating to this Article 8, the Shareholders' Representative shall be the only party entitled to assert the rights of the holders of the Company Shares. The Parent Indemnified Parties shall be entitled to rely on all statements, representations and decisions of the Shareholders' Representative.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         SECTION 7.1       NOTICES.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

if to Parent:                                Rainbow Technologies, Inc.
                                             50 Technology Drive
                                             Irvine, CA 92618
                                             U.S.A.
                                             Facsimile No. (949) 753-9507
                                             Attention: Walt Straub, President and CEO

with a copy to:                              Stanley M. Moskowitz, Esq.
                                             Solomon Ward Seidenwurm & Smith
                                             401 B Street, Suite 1200
                                             San Diego, CA 92101
                                             U.S.A.
                                             Facsimile No. (619) 231-4755

with a copy to:                              Stanley W L. Freedman
                                             Heenan Blaikie LLP
                                             200 Bay Street South, Suite 2600
                                             Toronto, ON, M5J 2J4
                                             Canada
                                             Facsimile No. (416) 360-8425

if to Merger Sub:                            c/o Rainbow Technologies, Inc.
                                             50 Technology Drive
                                             Irvine, CA 92618
                                             U.S.A.
                                             Facsimile No. (949) 753-9507
                                             Attention: Walt Straub, President and CEO

with a copy to:                              Stanley M. Moskowitz, Esq.
                                             Solomon Ward Seidenwurm & Smith
                                             401 B Street, Suite 1200
                                             San Diego, CA 92101
                                             U.S.A.
                                             Facsimile No. (619) 231-4755

with a copy to:                              Stanley W. L. Freedman
                                             Heenan Blaikie LLP

                                             200 Bay Street South, Suite 2600
                                             Toronto, ON, M5J 2J4
                                             Canada
                                             Facsimile No. (416) 360-8425

if to the Company:                           Chrysalis - ITS Incorporated
                                             One Chrysalis Way
                                             Ottawa, ON K2G 6P9
                                             Canada
                                             Facsimile No. (613) 723-0985
                                             Attention: David Longbottom, CEO

with a copy to:                              Randy Taylor
                                             LaBarge Weinstein LLP
                                             515 Legget Drive, Suite 800
                                             Ottawa, ON, K2K 3G4
                                             Canada
                                             Facsimile No. (613) 599-9600

if to the Shareholders' Representative:      Capital Alliance Ventures Inc.
                                             Attention: Rick Charlebois
                                             600 Queen Street
                                             Suite 600
                                             Ottawa, Ontario
                                             K1P 5Y7
                                             Facsimile No. (613) 567-3979

         SECTION 7.2       CERTAIN DEFINITIONS.

                  (1) As used in this Agreement, the following terms shall have the following meanings:

                           (a)      "ACTIONS OR PROCEEDINGS" means any action,
suit, grievance, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Authority.

                           (b)      "AFFILIATE" and "ASSOCIATE" have the
meanings specified in the BCA.

                           (c)      "AMALCO" means the entity to result from the
amalgamation of Merger Sub and the Company.

                           (d)      "AMALCO REDEEMABLE SHARE REDEMPTION PRICE"
means US$1.00.

                           (e)      "AMALGAMATION AGREEMENT" means the
amalgamation agreement between the Company and Merger Sub attached hereto as Exhibit A.

                           (f)      "ANCILLARY AGREEMENTS" means all agreements,
certificates and other instruments delivered or given pursuant to this Agreement including without limitation the Amalgamation Agreement, Escrow Agreement, and the Key Employee Employment Agreements.

                           (g)      "ASSETS AND PROPERTIES" means of any Person
means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                           (h)      "AUDITED FINANCIAL STATEMENTS" means the
consolidated audited financial statements of the Company and its Subsidiary as of September 30, 2002 and 2001 consisting in each case of a balance sheet and accompanying statements of income, retained earnings and changes in financial position for the period then ended and notes to the financial statements together with the report of the auditors thereon and prepared in accordance with GAAP.

                           (i)      "AUTHORIZATIONS" means, with respect to any
Person, any order, permit, approval, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person.

                           (j)      "BCA" means the Business Corporations Act
(Ontario).

                           (k)      "BOOKS AND RECORDS" means all files,
documents, instruments, papers, books and records of the Company and its Subsidiary relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

                           (l)      "BUSINESS COMBINATION" means, with respect
to any person, (i) any merger, consolidation or other business combination to which such person is a party which, for greater certainty, includes an amalgamation, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such person (including by way of exclusive license or joint venture formation) or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such person, with respect to any of the foregoing.

                           (m)      "BUSINESS DAY" means any day on which banks
are not required or authorized to close in Irvine, California or Ottawa, Ontario.

                           (n)      "BUSINESS OR CONDITION OF PARENT" means the
business, financial condition, results of operations or Assets and Properties of the Parent and its Subsidiaries, in the aggregate.

                           (o)      "BUSINESS OR CONDITION OF THE COMPANY" means
the business (as presently conducted or contemplated to be conducted), financial condition, results of operations or Assets and Properties of the Company and its Subsidiary, in the aggregate.

                           (p)      "BYLAWS" means by-law of the Company No. 1,
dated August 29, 1994.

                           (q)      "CCRA" means the Canada Customs and Revenue
Agency.

                           (r)      "CIPO" means the Canadian Intellectual
Property Office.

                           (s)      "COMPANY BASIC REPRESENTATIONS" means the
representations set out in Section 2.1, 2.2, 2.3, 2.6, and 2.25.

                           (t)      "COMPANY CLASS A PREFERRED" means a Class A
Preferred Share in the capital stock of the Company.

                           (u)      "COMPANY CLASS B PREFERRED" means the Class
B Preferred Share in the capital stock of the Company.

                           (v)      "COMPANY COMMON SHARES" means a common share
in the capital stock of the Company.

                           (w)      "COMPANY FINANCIALS" means the Audited
Financial Statements and the Interim Financial Statements.

                           (x)      "COMPANY INTELLECTUAL PROPERTY" shall mean
any Intellectual Property that is owned by the Company or its Subsidiary or which the Company or its Subsidiary has a right to use under License.

                           (y)      "COMPANY MATERIAL ADVERSE EFFECT" means any
event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company, taken as a whole or (ii) is or is reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement.

                           (z)      "COMPANY MEETING" has the meaning set forth
in the recitals hereto.

                           (aa)     "COMPANY OPTION(S)" means any unexercised
and unexpired Option to purchase Company Shares or any securities of the Company's Subsidiary.

                           (bb)     "COMPANY SHARES" means, collectively, the
Company Common Shares, the Company Class A Preferreds and the Company Class B Preferreds.

                           (cc)     "COMPANY WARRANTS" means any warrants to
purchase Company Shares or any other securities of the Company or its Subsidiary.

                           (dd)     "CONTRACT" means any contract, agreement or
other business arrangement (whether oral or written) including:

                                    (i)      any distributor, sales,
advertising, agency or manufacturer's representative contract;

                                    (ii)     any continuing contract for the
purchase of materials, supplies, equipment or services;

                                    (iii)    any contract that expires or may be
renewed at the option of any person other than the Company or its Subsidiary so as to expire more than one year after the date of this Agreement;

                                    (iv)     any trust indenture, mortgage,
promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                                    (v)      any contract for capital
expenditures in excess of US$5,000 in the aggregate;

                                    (vi)     any contract limiting the freedom
of the Company or its Subsidiary to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                                    (vii)    any contract pursuant to which the
Company or its Subsidiary is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                                    (viii)   any contract with any person with
whom the Company or its Subsidiary does not deal at arm's length;

                                    (ix)     any contract that is not terminable
by the Company or its Subsidiary upon 30 days (or less) notice by the Company without penalty or obligation to make payments based on such termination;

                                    (x)      any agreement of guarantee,
support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                                    (xi)     any License.

                           (ee)     "CONTROL" or "CONTROL" (including the terms
"controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                           (ff)     "CORPORATE DOCUMENTS" means the corporate
records of the Company and its Subsidiary, including (i) the articles and By-laws, (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees), and (iii) the share certificate books, securities register, register of transfers and register of directors and officers.

                           (gg)     "EMPLOYEE PLAN(S)" means all the employee
benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, commission, profit sharing, termination, change of control, group RRSP, pension, retirement, stock option, stock purchase, stock loan, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Company or its Subsidiary maintained, sponsored or funded by the Company or its Subsidiary, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

                           (hh)     "ENVIRONMENTAL LAWS" means all applicable
Laws and agreements with Governmental Authorities and all other statutory requirements relating to public health or the protection of the environment and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

                           (ii)     "EQUITY EQUIVALENTS" means securities
(including Company Options) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

                           (jj)     "ESCROW AMOUNT PER SHARE" means a dollar
amount equal to the relative pro rata interest of a holder of Amalco Redeemable Shares in the Escrow Agreement by reference to the total amount of Redemption Consideration to which such holder is entitled compared to the total amount of Redemption Consideration to which all holders are entitled.

                           (kk)     "GAAP" means, at any time, accounting
principles generally accepted in Canada, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

                           (ll)     "GOVERNMENTAL AUTHORITY" means any (i)
multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

                           (mm)     "INDEBTEDNESS" of any person means all
obligations of such person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other person.

                           (nn)     "INTELLECTUAL PROPERTY" means all domestic
and foreign trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, industrial designs, specifications, technology, methodologies, schematics, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of any of the foregoing including, without limitation, patents, utility models, trademarks, service marks and copyrights, and the right to sue for past, present or future infringements or misappropriations, if any, in connection with any of the foregoing, all income, royalties, damages and payments now hereafter due and/or payable with respect to any of the foregoing including, without limitation, damages and payments for past or future infringements or misappropriations thereof, and all documents, disks, records, files and other media on which any of the foregoing is stored.

                           (oo)     "INTERIM FINANCIAL STATEMENTS" means the
unaudited consolidated financial statements for the 9 month period, up to June 30, 2003 of the Company and its Subsidiary consisting of a balance sheet and accompanying statements of income, retained earnings and changes in financial position for such period.

                           (pp)     "INVESTMENT ASSETS" means all debentures,
notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

                           (qq)     "INVESTORS" means each of Investissments
Novacap Inc., Capital Alliance Ventures Inc., The Business, Engineering, Science & Technology Discoveries Fund Inc., Centara Investments Inc., Intel Corporation, J.L. Albright II Venture Fund, Mosaid Technologies Incorporated, CIBC Capital Partners, a division of Canadian Imperial Bank of Commerce, Working Ventures Canadian Fund Inc., Altamira Management Ltd. (as agent for Triax Growth Fund Inc.), Altamira Management Ltd. (as agent for Altamira Equity Fund), AGF Management Limited, RT Capital Management Inc., Laketon Investment Management Limited, The Goldman Sachs Group Inc. and Stone Street Fund 2000 L.L.C.

                           (rr)     "KEY EMPLOYEES" means the employees of the
Company designated in Schedule 7.2(1)(tt).

                           (ss)     "LAW" or "LAWS" means any law, statute,
order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States, any other foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

                           (tt)     "LEASED PROPERTY" means the lands and
premises listed and described in Section 2.16 by the Company Disclosure
Schedule.

                           (uu)     "LEASES" means the leases of the Leased
Property, and any and all amendments thereto.

                           (vv)     "LIABILITIES" means all Indebtedness,
obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due and "Liability" means any one of the foregoing.

                           (ww)     "LICENSE" means any Contract that grants a
Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

                           (xx)     "LIEN" means any mortgage, pledge,
assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other Contract to give any of the foregoing.

                           (yy)     "MERGER SUB SHARES" means the common shares
in the capital stock of Merger Sub.

                           (zz)     "OPTION(S)" means any security, right,
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (1) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests in such person or (2) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such person, including any rights to participate in the equity, income or election of directors or officers of such person.

                           (aaa)    "ORDINARY COURSE OF BUSINESS" shall describe
any action taken by a Person if: (a) such action is consistent with such Person's past practices and is taken in the ordinary course of such Person's normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by such Person's shareholders, board of directors or any committee thereof and does not require any other separate or special authorization of any nature; and
(d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other entities that are engaged in businesses similar to such Person's business.

                           (bbb)    "PERSON" or "PERSON" includes an individual,
body corporate, company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in the Securities Act (Ontario)), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                           (ccc)    "SPECIAL RESOLUTION" means the special
resolution (within the meaning of the BCA) of the shareholders of Amalco to approve the Transaction and to appoint the Shareholders' Representative.

                           (ddd)    "SUBSIDIARY" or "SUBSIDIARIES" of any person
means any Company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Company or other legal entity.

                           (eee)    "TAX" or "TAXES" means (i) any tax, duty,
fee, excise, premium, assessment, impost, levy and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in (i) or this (ii); (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

                           (fff)    "TAX ACT" means the Income Tax Act, R.S.C.
1985 (5th Supp.) c.1, as amended.

                           (ggg)    "TAX RETURNS" means any returns, reports,
declarations, elections, notices, forms, designations, filings, and statements (including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports, and information returns and reports) filed or required to be filed in respect of Taxes.

                  (2) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

--------------------------------------------------------------------
          TERM                                     SECTION
--------------------------------------------------------------------
"ACQUISITION DOCUMENTS"                      Section 6.1
--------------------------------------------------------------------
"AGREEMENT"                                  Preamble
--------------------------------------------------------------------
"AMALCO CASH PAYMENT"                        Section 1.7(1)(a)(i)
--------------------------------------------------------------------
"AMALCO COMMON SHARES"                       Section 1.2(4)
--------------------------------------------------------------------
"AMALCO REDEEMABLE SHARES"                   Section 1.2(4)
--------------------------------------------------------------------
"CLOSING"                                    Section 1.5
--------------------------------------------------------------------

--------------------------------------------------------------------
"CLOSING DATE"                               Section 1.5
--------------------------------------------------------------------
"COMPANY"                                    Preamble
--------------------------------------------------------------------
"COMPANY DISCLOSURE SCHEDULE"                Article 2
--------------------------------------------------------------------
"COMPANY OPTION PLAN"                        Section 2.3(3)
--------------------------------------------------------------------
"COMPANY OPTIONS"                            Section 2.3(3)
--------------------------------------------------------------------
"DISSENT RIGHTS"                             Section 1.4
--------------------------------------------------------------------
"DISSENTING SHAREHOLDERS"                    Section 1.4
--------------------------------------------------------------------
"EMPLOYEE PLAN"                              Section 1.7(5)
--------------------------------------------------------------------
"ESCROW ACCOUNT"                             Section 1.6
--------------------------------------------------------------------
"ESCROW AGENT"                               Section 1.6
--------------------------------------------------------------------
"ESCROW AGREEMENT"                           Section 1.6
--------------------------------------------------------------------
"ESCROW AMOUNT"                              Section 1.6
--------------------------------------------------------------------
"ESCROW FUND"                                Section 1.6
--------------------------------------------------------------------
"INDEMNIFICATION PROPERTIES"                 Section 2.24(a)
--------------------------------------------------------------------
"INTERIM BALANCE SHEET DATE"                 Section 2.10
--------------------------------------------------------------------
"KEY EMPLOYEE EMPLOYMENT AGREEMENTS"         Section 5.2(i)
--------------------------------------------------------------------
"LOSSES"                                     Section 6.2(1)
--------------------------------------------------------------------
"MERGER SUB"                                 Preamble
--------------------------------------------------------------------
"ORDER"                                      Section 5.1(a)
--------------------------------------------------------------------
"PARENT"                                     Preamble
--------------------------------------------------------------------
"PARENT INDEMNIFIED PARTY"                   Section 6.2(1)
--------------------------------------------------------------------
"PROPORTIONATE REDEMPTION CONSIDERATION"     Section 1.8(1)
--------------------------------------------------------------------
"R&D CREDITS OR REFUNDS"                     Section 2.11(9)
--------------------------------------------------------------------

--------------------------------------------------------------------
"RECEIVABLE"                                 Section 2.28
--------------------------------------------------------------------
"REDEEMABLE SHARE AMOUNT"                    Section 1.2(5)(f)
--------------------------------------------------------------------
"REDEMPTION CONSIDERATION"                   Section 1.7(1)
--------------------------------------------------------------------
"REDEMPTION DATE"                            Section 1.3(2)
--------------------------------------------------------------------
"SEGREGATED ACCOUNT"                         Section 1.3(2)
--------------------------------------------------------------------
"SHAREHOLDERS' REPRESENTATIVE"               Section 6.3
--------------------------------------------------------------------
"SUBSCRIPTION CONSIDERATION"                 Section 1.1
--------------------------------------------------------------------
"TIME OF REDEMPTION"                         Section 1.3(2)
--------------------------------------------------------------------
"TRANSACTION"                                Preamble
--------------------------------------------------------------------
"WITHHELD AMOUNT"                            Section 1.8(1)
--------------------------------------------------------------------

         SECTION 7.3       SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         SECTION 7.4       ASSIGNMENT; BINDING EFFECT; BENEFIT.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and such parties respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 7.5       INCORPORATION OF EXHIBITS.

         The Company Disclosure Schedule and all exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         SECTION 7.6       SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

         SECTION 7.7       GOVERNING LAW; FORUM.

         This Agreement shall be governed by, and construed in accordance with, the laws of Ontario and the federal laws of Canada applicable therein without regard to any applicable conflicts of law. In any such action, each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the courts located in Ontario.

         SECTION 7.8       WAIVER OF JURY TRIAL.

         Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 7.9       CONSTRUCTION AND INTERPRETATION.

                  (1) For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (2) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys/lawyers and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

                  (3) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (4) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to an Article or Section of, or Schedule or Exhibit to, this Agreement.

                  (5) Except as otherwise indicated, all references (i) to any agreement (including this Agreement), contract or Law are to such agreement, contract or Law as amended, modified, supplemented or replaced from time to time, and (ii) to any Governmental Authority include any successor to that Governmental Authority.

                  (6) The term "knowledge", when used in connection with the Company, shall mean the knowledge of the management of the Company after conducting reasonable inquiries relating to the relevant matter.

                  (7) The term "provided" or "furnished", when used to describe the delivery of documents or records relating to the business of the Company by the company to Parent, shall be deemed to include any delivery of such documents or records to the financial or legal advisors of Parent.

                  (8) The phrase "proposed to be conducted", when used in connection with the business of the Company, means the business contemplated by the current business, budget and/or strategic plan of the Company approved or reviewed by the board of directors of the Company in the Ordinary Course of Business.

                  (9) References to "the Company" shall include all predecessor entities thereof.

         SECTION 7.10      FURTHER ASSURANCES.

         Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         SECTION 7.11      HEADINGS.

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.12      COUNTERPARTS.

         This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 7.13      TIME LIMITS

         Time is of the essence of this Agreement and all documents and agreements ancillary hereto.

         SECTION 7.14      ENTIRE AGREEMENT.

         This Agreement (including the Company Disclosure Schedule and all exhibits and schedules attached hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         SECTION 7.15      CURRENCY.

         All dollar amounts referenced herein are to lawful currency of the United States of America.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the Company, Parent, Merger Sub and the Shareholders' Representative has executed or has caused this Agreement to be executed by a duly authorized entity as of the date first written above.

                                    RAINBOW TECHNOLOGIES, INC.

                                    By: ________________________________________
                                    Name: Walter W. Straub
                                    Title: Chief Executive Officer and President

                                    CHRYSALIS-ITS INCORPORATED

                                    By: ________________________________________
                                    Name: David Longbottom
                                    Title: Chief Executive Officer

                                    RTI ACQUISITION CORP.

                                    By: ________________________________________
                                    Name: Shawn Abbott
                                    Title: President

                                    CAPITAL ALLIANCE VENTURES INC.

                                    By: ________________________________________
                                    Name: Rick Charlebois
                                    Title: President

                                    EXHIBIT A
                             AMALGAMATION AGREEMENT

                                    EXHIBIT B
                                ESCROW AGREEMENT

                                    EXHIBIT C
                          COMPANY COUNSEL LEGAL OPINION

                                    EXHIBIT D
                      PARENT AND MERGER SUB LEGAL OPINIONS

                           COMPANY DISCLOSURE SCHEDULE

                               SCHEDULE 7.2(1)(tt)
                                  KEY EMPLOYEES

                                 Dave Longbottom
                                   Chris Dunn

                                       62